Exhibit 99.1

ENHANCE SKIN PRODUCTS ANNOUNCES THE EXECUTION OF AGREEMENTS WITH THE CRISNIC FUND FOR UP TO A $ 2 MILLION INVESTMENT TO ALLOW THE COMPANY TO FUND A DIRECT-TO-CONSUMER MARKETING PROGRAM FOR ITS VISIBLE YOUTH™ LINE.

Denver, 6 August 2010, Enhance Skin Products Inc., (OTCBB: EHSK) is pleased to announce that it has executed an Indirect Primary Offering Agreement (IPOA) and a Registration Rights Agreement (RRA) with the Crisnic Fund S.A.. As detailed in the Form 8-K being filed today, under these agreements the Crisnic Fund will purchase up to $2 Million of the Company’s common shares.  These purchases will be done from time to time at the Company’s discretion and will be made at the market, without any discount or investment banking fees, in a true “at the market” priced transaction.   These funds will be used primarily to implement the Company’s Direct-to-Consumer strategy and to expand its product line for both the Visible Youth and the Visible Youth “PROFESSIONAL” line up of cosmeceutical products.

Direct to Consumer Program:

Enhance Skin Products Inc., a pioneer in hyaluronan (HA) research and development for deep hydration of the skin, has announced plans to launch a Direct to Consumer (DTC) sales program for certain of its Visible Youth™ skin care collection including its Revitalizing Skin Formula, Revitalizing Eye Zone Gel and Revitalizing Moisturizer products. Dr Sam Asculai, Ph.D, CEO of Enhance Skin Products Inc., and dermatology product pioneer was quoted saying, “As part of a daily regimen for healthy skin care as well as to promote healing following skin resurfacing procedures, these different products interact synergistically with the others in the collection to help correct, repair, restore and maintain the continued youthful appearance and function of the skin.  I am very happy that the DTC program will finally be launched providing Visible Youth products access to affiliate networks utilizing new communication tools such as blogs, web-based social networks (Facebook, Twitter), email, etc., to introduce, and acquire desirous customers for select products as well as increase the Visible Youth brand recognition.”

Professional, Direct Dispense Program:

Management will continue to develop the Professional, Direct Dispense line rebranded as Visible Youth “PROFESSIONAL”. These efforts will focus on the treatment of skin after resurfacing procedures, an area that Management believes has been neglected by the market and for which a generally accepted treatment protocol to accelerate healing, reduce down-time and extend the period between procedures, does not exist. Central to the new premium Visible Youth PROFESSIONAL brand are the proprietary, patent pending, Healing Complex Plus 3% Lidocaine and Healing Complex containing HA and bioactive glass- Vitryxx®*. Vitryxx will be combined with hyaluronic acid in select Visible Youth PROFESSIONAL products and these will be directly positioned as a collective post skin resurfacing protocol. Additional Visible Youth “PROFESSIONAL” products are scheduled to be developed and introduced in the near future.

It’s the Molecule!™

Steeped in evidence-based science, Visible Youth professional skin care products contain the optimal size, purest and most effective HA molecular fraction available for deep penetrating hydration. The unique line of proprietary formulations helps restore the skin’s natural supply of HA-water complex, resulting in long-lasting benefits for all skin types.

Crisnic Fund

Crisnic Fund S.A. is an investment company based in Costa Rica. It makes investments in micro-cap companies primarily thru PIPE’s (private investment public entities). Crisnic Funds management has over 50 combined years of experience in direct investment, financial consulting, investment banking and lending.

Certain statements contained in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are usually accompanied by words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions. EHSK’s actual results could differ materially from its historical results or from results implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results implied by the forward-looking statements. Such factors include, but are not limited to, the risks and uncertainties identified by EHSK under the headings “Risk Factors” in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Forward-looking statements may also include, but are not limited to, statements about the current and future economic environment affecting EHSK and the markets it serves; sources of revenue and anticipated revenue, including the contribution from the growth of new products, services and markets; plans for future products and services and for enhancements to existing products and services; EHSK’s ability to attract or retain customers; the outcome of any existing or future litigation; and EHSK’s ability to increase its productivity and capacity. Undue reliance should not be placed on any of EHSK’s forward-looking statements. Except as required by law, EHSK undertakes no obligation to update or announce any revisions to its forward-looking statements, whether as a result of new information, future events or otherwise.

*Vitryxx is a registered trademark of Schott AG

For your information:
Enhance Skin Products Inc
695 S. Colorado Blvd. Suite 480,
Denver, CO 80246
416-644-8318.